Exhibit 10.1
Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin 53403-2552
Tel. 262.636.1200
Fax 262.636.1424
December 11, 2007
To the Holders of the Senior Notes Referred to Below
Re:	4.91% Senior Notes due September 29, 2015 (the “Senior Notes”) issued by Modine
Manufacturing Company pursuant to the Note Purchase Agreement dated as of September 29,
2005 (the “Note Purchase Agreement”)
Ladies and Gentlemen:
     Modine Manufacturing Company (the “Company”) has advised the holders of the Senior Notes (the “Holders”) that in connection with its fiscal third quarter accounting review, the Company is evaluating its goodwill, and other long-lived assets and U.S. net deferred tax assets for impairment or realizability.
     In connection with the foregoing, the Company hereby requests that the Holders waive compliance with the provisions of Section 10.1(b) of the Note Purchase Agreement during the period from December 11, 2007 through March 15, 2008 (the “Waiver Period”). The Company understands and agrees that such waiver will be effective only to the extent specifically described herein and will not apply to any other covenant, restriction or requirement of the Note Purchase Agreement, and such waiver will not continue beyond the Waiver Period without the written consent of the Required Holders. All parties agree that in all other respects the Note Purchase Agreement and Senior Notes are ratified and confirmed and remain in full force and effect.
     The Company further agrees that during the Waiver Period, the Company and its Subsidiaries shall not incur additional Debt in excess of the current maximum availability under its existing credit facilities and that any incurred Debt of the Company shall be and remain pari passu in right of payment with its obligations under the Note Purchase Agreement and the Senior Notes (subject in all events to the other limitations in the Note Purchase Agreement). Failure to comply with the foregoing shall immediately terminate the effectiveness of this waiver.
     The Company represents and warrants that after giving effect to this waiver, there are no Defaults or Events of Default under the Note Purchase Agreement.
     This waiver will be effective upon written consent of the Required Holders as provided in Section 17 of the Note Purchase Agreement.
     The Company agrees that it will, pursuant to Section 15.1 of the Note Purchase Agreement, promptly pay all expenses related to this waiver, including the reasonable fees and disbursements of Chapman and Cutler LLP, as special counsel for the Holders.
     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement.

Sincerely, MODINE MANUFACTURING COMPANY
By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey, Vice President - Finance,
Corporate Treasury & Business Development

[Consents of holders on next page]

Acknowledged and agreed as of December 11, 2007

AMERICAN FAMILY INSURANCE COMPANY		STANDARD INSURANCE COMPANY

By:	Name:	By:	Name:
	Title:		Title:

MODERN WOODMEN OF AMERICA		STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Douglas A. Pannier Name: Douglas A. Pannier	By:	/s/ Julie Pierce Name: Julie Pierce
	Title: Supervisor — Private Placements		Title: Senior Investment Officer

		By:	/s/ Jeffrey T. Attwood Name: Jeffrey T. Attwood
Title: Investment Officer

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.		STATE FARM LIFE INSURANCE COMPANY

By:	Prudential Investment Management (Japan), Inc., as Investment Manager	By:	/s/ Julie Pierce Name: Julie Pierce
Title: Senior Investment Officer

By:	Prudential Investment Management, Inc. as Sub-Adviser	By:	/s/ Jeffrey T. Attwood Name: Jeffrey T. Attwood
By:	/s/ William S. Engelking Name: William S. Engelking		Title: Investment Officer
Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY		STATE OF WISCONSIN INVESTMENT BOARD

By:	Prudential Investment Management, Inc. as investment manager	By:	/s/ Christopher P. Prestigiacomo Name: Christopher P. Prestigiacomo
By:	/s/ William S. Engelking		Title: Portfolio Manager
Name: William S. Engelking
Title:

MTL INSURANCE COMPANY		WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)	By:	/s/ Robert T. Maher Name: Robert T. Maher
Title: Vice President
By:	Prudential Private Placement Investors, Inc. (as its General Partner)
		By:	/s/ James J. Stolze Name: James J. Stolze
By:	/s/ William S. Engelking		Title: Assistant Vice President
Name: William S. Engelking
Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ William S. Engelking Name: William S. Engelking
Title: